UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 2, 2014 (December 28, 2013)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2013, Ascent Solar Technologies, Inc., a Delaware corporation (“Ascent”) entered into a definitive agreement for the establishment of a joint venture with the Government of the Municipal City of Suqian in Jiangsu Province, China (“Suqian”). This agreement replaces and supersedes the previous framework agreement between Ascent and Suqian which was announced in July 2013.

The agreement covers a multi-faceted, three-phase project. Completion of all three phases would involve an anticipated investment of up to $500 million over six years, comprised of equipment, intellectual property and cash funded by Suqian, Ascent and other supporting investors to be brought in by Ascent.

In the initial phase of the project, Ascent and Suqian will form a joint venture entity (“JV”) in which Suqian will inject approximately $4.8 million in cash and have majority interest of 75%. Ascent shall inject approximately $1.6 million in cash and hold a minority interest of 25%. Subsequently, during 2014 Suqian will further inject the balance of the committed $32.5 million while Ascent will contribute its proprietary technology and intellectual property, as well as certain equipment from its Colorado facility, thereby increasing its shareholdings progressively up to 80% ownership.

The JV will build a factory to manufacture Ascent's proprietary photovoltaic modules. Ascent will be required to purchase this factory within the first 5 years at the initial construction cost, and will also have the right to purchase Suqian's ownership interest in the JV at a cost of 1.5 times Suqian's cash investment.

The implementation of the agreement, including the formation of the JV entity, will be subject to a number of contractual conditions and governmental approvals. Such conditions and approvals must be obtained in the future in order for the Suqian factory to be built and become operational.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release titled "Ascent Solar Signs Definitive Agreement to Build New Manufacturing Plant in Suqian of Jiangsu Province, China", dated January 2, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 2, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer